EXHIBIT 5.1

May 3, 2005

Mobile Mini, Inc.
7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283

Re: Registration Statement on Form S-3

Ladies and Gentleman:

We have acted as counsel to Mobile Mini, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (“Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2005.

The Registration Statement relates to the issuance and sale of securities from time to time by the Company, pursuant to Rule 415 under the Act. The securities to be issued pursuant to the Registration Statement (the “Securities”) include (i) senior and subordinated debt securities, which may be issued in one or more series (“Debt Securities”) pursuant to either the Senior Debt Indenture or the Subordinated Debt Indenture, the forms of which are attached as exhibits to the Registration Statement (collectively, the “Indentures”); (ii) guarantees of the Debt Securities by the Company or a subsidiary thereof (“Guarantees”); (iii) shares of common stock, par value $.01 per share (“Common Stock”); (iv) preferred stock, par value $.01 per share, in one or more series (“Preferred Stock”), including shares of Preferred Stock that are convertible into shares of Common Stock; (v) shares of Preferred Stock that may be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Depositary Receipts”); and (vi) warrants to purchase Debt Securities, shares of Common Stock and/or shares of Preferred Stock (“Warrants”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the prospectus contained in the Registration Statement (each, a “Prospectus Supplement”).

Mobile Mini, Inc.
May 3, 2005

The opinion is being furnished in accordance the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

     (i) the Registration Statement on Form S-3 to be filed with the SEC on the date hereof;

     (ii) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as currently in effect;

     (iii) the charter, bylaws or other organizational documents of each of the Guarantors, as currently in effect; and

     (iv) such other corporate records of the Company and each of the Guarantors, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations of appropriate officials of the Company and the Guarantors. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion:

              1. The Company is incorporated and validly existing in the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform the obligations to be performed by it under the Indentures and Warrant Agreements.

              2. The Company has authority pursuant to its Certificate of Incorporation to issue up to 95,000,000 shares of Common Stock. When (i) all corporate action necessary for the issuance of the Common Stock has been taken and (ii) such shares of Common Stock have been duly issued and delivered to and paid for by the purchasers thereof, then the Common Stock (including any Common Stock issued on the exercise of any Common Stock Warrants) will be validly issued, fully paid and non-assessable.

Mobile Mini, Inc.
May 3, 2005

     3. The Company has authority pursuant to its Certificate of Incorporation to issue up to 5,000,000 shares of Preferred Stock. When (i) all corporate action necessary for the issuance of the Preferred Stock has been taken and (ii) such shares of Preferred Stock have been duly issued and delivered to and paid for by the purchasers thereof, then the Preferred Stock (including any Preferred Stock issued on the exercise of any Preferred Stock Warrants) will be validly issued, fully paid and non-assessable.

     4. When the Senior Debt Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the trustee thereunder (the “Senior Trustee”), the Senior Debt Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     5. When (i) the Senior Debt Indenture Securities have been duly authorized; (ii) the final terms of the Senior Debt Indenture Securities have been duly established and approved; and (iii) the Senior Debt Indenture Securities have been duly executed by the Company and authenticated by the Senior Trustee in accordance with the Senior Debt Indenture and delivered to and paid for by the purchasers thereof, the Senior Debt Indenture Securities (including any Senior Debt Indenture Securities issued upon the exercise of any Warrants) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Senior Debt Indenture.

     6. When the Subordinated Debt Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the trustee thereunder (the “Subordinated Trustee”), the Subordinated Debt Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     7. When (i) the Subordinated Debt Indenture Securities have been duly authorized; (ii) the final terms of the Subordinated Debt Indenture Securities have been duly established and approved; and (iii) the Subordinated Debt Indenture Securities have been duly executed by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Debt Indenture and delivered to and paid for by the purchasers thereof, the Subordinated Debt Indenture Securities (including any Subordinated Debt Indenture Securities issued upon the exercise of any Warrants) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Subordinated Debt Indenture.

     8. When each Debt Warrant Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the applicable Debt Warrant Agent, such Debt Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

Mobile Mini, Inc.
May 3, 2005

     9. When (i) the Debt Warrants have been duly authorized; (ii) the terms of the Debt Warrants have been duly established and approved; and (iii) the Debt Warrants have been duly executed by the Company and countersigned in accordance with the Debt Warrant Agreement and delivered to and paid for by the purchasers thereof, the Debt Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

     10. When each Preferred Stock Warrant Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the applicable Preferred Stock Warrant Agent, such Preferred Stock Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     11. When (i) the Preferred Stock Warrants have been duly authorized; (ii) the terms of the Preferred Stock Warrants have been duly established and approved; and (iii) the Preferred Stock Warrants have been duly executed by the Company and countersigned in accordance with the Preferred Stock Warrant Agreement and delivered to and paid for by the purchasers thereof, the Preferred Stock Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

     12. When each Common Stock Warrant Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the applicable Common Stock Warrant Agent, such Common Stock Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     13. When (i) the Common Stock Warrants have been duly authorized; (ii) the terms of the Common Stock Warrants have been duly established and approved; and (iii) the Common Stock Warrants have been duly executed by the Company and countersigned in accordance with the Common Stock Warrant Agreement and delivered to and paid for by the purchasers thereof, the Common Stock Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

The opinions set forth in paragraphs (4) through (13) above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers), (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any

Mobile Mini, Inc.
May 3, 2005

change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

BRYAN CAVE llp

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